Exhibit 99.1

FOR ADDITIONAL INFORMATION:

Investor Relations Contact:	Media/Editorial Contact:

Applied Micro Circuits Corporation	The Ardell Group
Scott Dawson	Angela Edgerton
Phone: (858) 535-4217	Phone: (858) 792-2941
E-Mail: sdawson@amcc.com	E-Mail: angela@ardellgroup.com

Wednesday, October 26, 2005

Company Press Release

APPLIED MICRO CIRCUITS CORPORATION ANNOUNCES

SECOND QUARTER FISCAL 2006 FINANCIAL RESULTS

Selected Q2 Highlights:

•	Q2 Net Revenues of $64.9 million and Q2 GAAP Net Loss of $6.4 million or $(0.02) per share

•	Q2 Pro Forma Net Income improved to $4.0 million or $0.01 per share versus $3.1 million the prior quarter

•	Planned reductions in operating expenses achieved one quarter ahead of schedule

•	Announced and began shipping 9550SX SATA II RAID controller for high port market

SAN DIEGO—October 26, 2005—Applied Micro Circuits Corporation [NASDAQ: AMCC] today reported its financial results for the second quarter of fiscal 2006.

Net revenues for the second quarter of fiscal 2006 were $64.9 million compared to the $64.7 million reported in the first quarter of fiscal 2006 and $61.1 million reported in the second quarter of fiscal 2005.

The net loss on a generally accepted accounting principles (GAAP) basis for the second quarter of fiscal 2006 was $6.4 million or $(0.02) per share, compared with a net loss of $4.2 million or $(0.01) per share for the first quarter of fiscal 2006 and a net loss of $18.3 million or $(0.06) per share for the second quarter of fiscal 2005.

The pro forma net income for the second quarter of fiscal 2006 was $4.0 million or $0.01 per share, compared to the pro forma net income of $3.1 million or $0.01 per share in the first quarter of fiscal 2006 and the pro forma net loss of $4.1 million or $(0.01) per share in the second quarter of fiscal 2005.

Net revenues for the six months ended September 30, 2005 were $129.6 million compared to $128.5 million reported for the six months ended September 30, 2004.

The GAAP net loss for the six months ended September 30, 2005 was $10.6 million or $(0.03) per share, compared to the net loss of $40.1 million or $(0.13) per share for the six months ended September 30, 2004. The pro forma net income for the six months ended September 30, 2005 was $7.0 million or $0.02 per share, compared with the pro forma net loss of $2.0 million or $(0.01) per share for the six months ended September 30, 2004.

“This was a solid quarter for AMCC. We continued to execute upon our strategy and manage expenses tightly,” said Kambiz Hooshmand, President and Chief Executive Officer. “We delivered our third consecutive quarter of pro forma operating profitability and we continue to expand our top and bottom line despite significant product line transitions. I am particularly pleased with our exciting new 9550SX SATA II RAID controller announcement. The 9550SX delivers the fastest SATA RAID performance available on the market today and we believe the 9550SX will accelerate adoption of SATA RAID products for the remainder of the year.”

AMCC reports its financial results in accordance with GAAP and additionally on a non-GAAP basis referred to as pro forma. These pro forma measures are not in accordance with, nor are they a substitute for, GAAP measures and they may not be consistent with the presentation used by other companies. AMCC uses the pro forma financial measures to evaluate and manage the Company’s operations. AMCC is providing this information to investors to allow for the performance of additional financial analysis and because it is consistent with the financial models and estimates published by analysts who follow the Company.

The pro forma results exclude certain items which are required by GAAP such as restructuring costs, amortization of purchased intangibles, acquired in-process research and development charges, stock-based compensation charges related to acquired companies, and payroll tax on certain stock option exercises. Income taxes are adjusted to an estimated pro forma effective tax rate. See the attached reconciliation of the GAAP net loss to the pro forma net income (loss), which quantifies the amounts excluded from pro forma results.

For More Information

AMCC management will be holding a conference call today, October 26, 2005, at 2:00 p.m. Pacific Time/5:00 p.m. Eastern Time to discuss additional details regarding the Company’s performance for the second quarter of fiscal 2006 and to provide guidance for the third quarter of fiscal 2006. You may access the conference call via any of the following:

Teleconference:	913-981-4902
Conference ID:	6075994
Web Broadcast:	http://www.amcc.com
Replay:	719-457-0820
(available for 7 days following the call)

AMCC Overview

AMCC provides the essential building blocks for the processing, moving and storing of information worldwide. The Company blends systems and software expertise with high-performance, high-bandwidth silicon integration to deliver silicon, hardware and software solutions for global wide area networks (WAN), embedded applications such as PowerPC and programmable SOC architectures, storage area networks (SAN), and high-growth storage markets such as Serial ATA (SATA) RAID. AMCC’s corporate headquarters are located in San Diego, California. Sales and engineering offices are located throughout the world. For further information regarding AMCC, please visit our web site at http://www.amcc.com.

This news release contains forward-looking statements, including, but not limited to, statements regarding product adoption and demand. These forward looking statements are only predictions based on current information and expectations and are subject to certain risks and uncertainties, including, but not limited to, customer demand for the Company’s products, the businesses of the Company’s major customers, reductions, rescheduling or cancellation of orders by the Company’s customers, successful and timely development of products, market acceptance of new products, integration of acquired businesses, manufacturing capacity and execution, and general economic conditions. More information about potential factors that could affect the Company’s business and financial results is included in the “Risk Factors” set forth in the Company’s Annual Report on Form 10-K for the year ended March 31, 2005, and the Company’s other filings with the Securities and Exchange Commission. Actual results could differ materially, as a result of such factors, from those set forth in the forward- looking statements. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. All forward-looking statements are qualified in their entirety by this cautionary statement, and the Company undertakes no obligation to reuse or update any forward-looking statements to reflect events or circumstances after the issuance of this press release.

-Financial Tables Follow-

APPLIED MICRO CIRCUITS CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

($ in thousands)

	Sept 30, 2005	March 31, 2005
	(unaudited)
ASSETS
Current assets:
Cash, cash equivalents and short-term investments	$369,507	$423,392
Accounts receivable, net	26,365	28,601
Inventories	18,697	18,014
Other current assets	14,937	51,448

Total current assets	429,506	521,455
Property and equipment, net	41,076	44,461
Other assets	2,493	1,965
Goodwill and purchased intangibles	521,746	534,514

Total assets	$994,821	$1,102,395

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$25,984	$24,016
Other current liabilities	32,132	101,147
Current portion of long-term debt & capital leases	—	34

Total current liabilities	58,116	125,197
Stockholders’ equity	936,705	977,198

Total liabilities and stockholders’ equity	$994,821	$1,102,395

APPLIED MICRO CIRCUITS CORPORATION

GAAP CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

(in thousands, except per share data)

	Three months ended			Six months ended
	Sept 30, 2005	June 30, 2005	Sept 30, 2004	Sept 30, 2005	Sept 30, 2004
Net revenues	$64,935	$64,673	$61,069	$129,608	$128,471
Cost of revenues	31,093	30,833	31,529	61,926	63,021

Gross profit	33,842	33,840	29,540	67,682	65,450
Operating expenses:
Research and development	23,161	22,974	31,702	46,135	62,692
Selling, general and administrative	14,344	15,550	15,298	29,894	29,676
Stock-based compensation:
Research and development	674	696	915	1,370	1,947
Selling, general and administrative	783	785	2,202	1,568	3,525
Amortization of purchased intangibles	1,107	1,267	1,962	2,374	3,519
Acquired in-process research and development	—	—	—	—	13,400
Restructuring charges	3,559	—	310	3,559	310

Total operating expenses	43,628	41,272	52,389	84,900	115,069

Operating loss	(9,786)	(7,432)	(22,849)	(17,218)	(49,619)
Interest and other income, net	3,537	3,404	4,530	6,941	9,811

Loss before income taxes	(6,249)	(4,028)	(18,319)	(10,277)	(39,808)
Income tax expense	175	176	—	351	335

Net loss	$(6,424)	$(4,204)	$(18,319)	$(10,628)	$(40,143)

Basic and diluted loss per share:
Loss per share	$(0.02)	$(0.01)	$(0.06)	$(0.03)	$(0.13)

Shares used in calculating basic and diluted loss per share	305,476	306,327	310,128	305,902	310,824

APPLIED MICRO CIRCUITS CORPORATION

PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

(in thousands, except per share data)

	Three months ended			Six months ended
	Sept 30, 2005	June 30, 2005	Sept 30, 2004	Sept 30, 2005	Sept 30, 2004
Net revenues	$64,935	$64,673	$61,069	$129,608	$128,471
Cost of revenues	25,874	25,611	23,823	51,485	48,458

Gross profit	39,061	39,062	37,246	78,123	80,013
Operating expenses:
Research and development	23,161	22,974	31,702	46,135	62,692
Selling, general and administrative	14,344	15,550	15,298	29,894	29,674

Total operating expenses	37,505	38,524	47,000	76,029	92,366

Operating income (loss)	1,556	538	(9,754)	2,094	(12,353)
Interest and other income, net	3,537	3,404	4,530	6,941	9,811

Income (loss) before income taxes	5,093	3,942	(5,224)	9,035	(2,542)
Income tax expense (benefit)	1,120	867	(1,149)	1,987	(559)

Net income (loss)	$3,973	$3,075	$(4,075)	$7,048	$(1,983)

Diluted income (loss) per share:
Income (loss) per share	$0.01	$0.01	$(0.01)	$0.02	$(0.01)

Shares used in calculating diluted income (loss) per share	307,156	307,357	310,128	307,257	310,824

The above pro forma statements are based on the Company’s consolidated statements of operations for the periods presented. This pro forma information is not prepared in accordance with generally accepted accounting principles and may not be consistent with the presentation used by other companies. The pro forma operating results are used by the Company’s management to evaluate the operating performance of the Company and are also consistent with the financial models and estimates published by analysts who follow the Company. See the schedule of pro forma adjustments for a reconciliation of the pro forma results to the GAAP basis results.

APPLIED MICRO CIRCUITS CORPORATION

RECONCILIATION OF GAAP NET LOSS TO PRO FORMA NET INCOME (LOSS)

(unaudited)

(in thousands)

	Three months ended			Six months ended
	Sept 30, 2005	June 30, 2005	Sept 30, 2004	Sept 30, 2005	Sept 30, 2004
GAAP net loss	$(6,424)	$(4,204)	$(18,319)	$(10,628)	$(40,143)
Adjustments:
Stock-based compensation related to acquired companies	1,478	1,507	3,246	2,985	5,756
Amortization of purchased intangibles	6,305	6,463	9,539	12,768	17,798
Restructuring costs	3,559	—	310	3,559	310
Acquired in-process research and development	—	—	—	—	13,400
Payroll taxes on certain stock option exercises	—	—	—	—	2
Income tax adjustments	(945)	(691)	1,149	(1,636)	894

Total GAAP to pro forma adjustments	10,397	7,279	14,244	17,676	38,160

Pro forma net income (loss)	$3,973	$3,075	$(4,075)	$7,048	$(1,983)

APPLIED MICRO CIRCUITS CORPORATION

SCHEDULE OF SELECTED PRO FORMA ADJUSTMENTS

(unaudited)

(in thousands)

The following schedule reconciles selected line items from the GAAP basis statements of operations to the pro forma statements of operations:

	Three months ended			Six months ended
	Sept 30, 2005	June 30, 2005	Sept 30, 2004	Sept 30, 2005	Sept 30, 2004
GROSS PROFIT:
GAAP gross profit	$33,842	$33,840	$29,540	$67,682	$65,450
Amortization of purchased intangibles	5,198	5,196	7,577	10,394	14,279
Stock-based compensation related to acquired companies	21	26	129	47	284

Pro forma gross profit	$39,061	$39,062	$37,246	$78,123	$80,013

OPERATING EXPENSES:
GAAP operating expenses	$43,628	$41,272	$52,389	$84,900	$115,069
Amortization of purchased intangibles	1,107	1,267	1,962	2,374	3,519
Acquired in-process research and development	—	—	—	—	13,400
Stock-based compensation related to acquired companies	1,457	1,481	3,117	2,938	5,472
Restructuring costs	3,559	—	310	3,559	310
Payroll taxes on certain stock option exercises	—	—	—	—	2

Pro forma operating expenses	$37,505	$38,524	$47,000	$76,029	$92,366

INCOME TAX EXPENSE (BENEFIT):
GAAP income tax expense	$175	$176	$—	$351	$335
Income tax adjustments	945	691	(1,149)	1,636	(894)

Pro forma income tax expense (benefit)	$1,120	$867	$(1,149)	$1,987	$(559)